                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                              DENDREON CORPORATION
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (6)  Amount Previously Paid:

    (7)  Form, Schedule or Registration Statement No.:

    (8)  Filing Party:

    (9)  Date Filed:

                             DENDREON CORPORATION
                               3005 First Avenue
                           Seattle, Washington 98121

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 15, 2002

                               -----------------

TO THE STOCKHOLDERS OF DENDREON CORPORATION:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of DENDREON CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at 3005 First Avenue, Seattle, Washington 98121, for the following purposes:

   1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

   2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

   3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 4, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ T. Dennis George, J.D.

                                          T. Dennis George, J.D.
                                          Senior Vice President, Corporate
                                            Affairs, General Counsel and
                                            Secretary

Seattle, Washington
April 16, 2002

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE CONTACT INVESTOR RELATIONS AT (877) 256-4545 OR IR@DENDREON.COM

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DENDREON CORPORATION

                               3005 First Avenue
                           Seattle, Washington 98121

                               -----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2002

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation ("Dendreon" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 15, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3005 First Avenue, Seattle, Washington 98121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 2002, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company's Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of the Company's Common Stock at the close of business on April 4, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2002 the Company had outstanding and entitled to vote 25,030,724 shares of Common Stock.

   Each holder of record of the Company's Common Stock on such date will be entitled to one vote for each share held on each matter to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

   Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

   The telephone and Internet voting procedures are described on the proxy card. They are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders.

General Information for All Shares Voted via the Internet or by Telephone

   Votes submitted via the Internet or by telephone must be received by 4:00 p.m., Eastern Time, on Tuesday, May 14, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3005 First Avenue, Seattle, Washington 98121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy card for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 13, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy card must do so not later than the close of business on February 15, 2003, nor earlier than the close of business on January 16, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of nine members. There are three directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

   William Crouse, age 59, has served as one of the Company's Directors since January 1994 and served as Chairman of the Board of Directors from April 1995 through December 2000. Since 1994, Mr. Crouse has been Managing Director of HealthCare Ventures LLC, the management company for HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P. and HealthCare Ventures V, L.P., venture capital funds specializing in biotechnology. Prior to joining HealthCare Ventures LLC, Mr. Crouse was Worldwide President of Ortho Diagnostic Systems, Inc., a manufacturer of diagnostic tests and reagents, and a Vice President of Johnson & Johnson International, from 1987 to 1993. Mr. Crouse currently serves as Chairman of OraSure Technologies, Inc. Mr. Crouse received a B.S. in Finance and Economics from Lehigh University and an M.B.A. with Distinction in Marketing Management from Pace University.

   Timothy Harris, Ph.D., age 51, has served as one of the Company's Directors since February 1999. Dr. Harris has been President and Chief Executive Officer of Structural GenomiX, Inc., a biotechnology company, since April 1999. From 1993 to January 1999, Dr. Harris was Senior Vice President of Research and Development for Sequana Therapeutics Inc., which became Axys Pharmaceuticals, Inc., a biopharmaceutical company, in 1998. Before joining Sequana, Dr. Harris was Director of Biotechnology at Glaxo Group Research in England. Dr. Harris also served as a director of Cerylid Biosciences Ltd. Dr. Harris received a B.Sc. and a Ph.D. in Virology from the University of Birmingham, England.

   Ruth Kunath, age 50, has served as one of the Company's Directors since December 1999. Ms. Kunath has been biotechnology portfolio manager for Vulcan Inc., a venture capital firm founded by Paul G. Allen to research and implement his investments, since 1992. Prior to her employment at Vulcan Inc., Ms. Kunath spent nine years managing Seattle Capital Management Equity transactions and eight years as the Senior Portfolio

Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath currently serves as a director of Curis, Inc., PTC Therapeutics Inc. and VaxGen, Inc. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2003 Annual Meeting

   Christopher S. Henney, Ph.D., D.Sc., age 61, has served as the Company's Chief Executive Officer and Director since May 1995, and as Chairman of the Board of Directors since January 2001. Dr. Henney also served as the Company's President from December 1998 through December 2000. In 1989, Dr. Henney co-founded ICOS Corporation, a publicly-held biotechnology company, where from 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and Director. In 1981, Dr. Henney co-founded Immunex Corporation, a publicly-held biotechnology company, where from 1981 to 1989, he held various positions, including Director, Vice Chairman and Scientific Director. Dr. Henney is also a former academic immunologist. Dr. Henney currently serves as a director of Bionomics, Inc., Cerylid Biosciences Ltd., Sonus Pharmaceuticals Inc., Structural GenomiX, Inc., and Techne Corporation. Dr. Henney received a B.Sc. with Honors, a Ph.D. in Experimental Pathology and a D.Sc. for his contributions to Immunology from the University of Birmingham, England.

   David L. Urdal, Ph.D., age 52, has served as the Company's President since January 2001 and as the Company's Chief Scientific Officer and Vice Chairman of the Company's Board of Directors since joining the Company in July 1995. Dr. Urdal served as the Company's Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

   Douglas Watson, age 57, has served as one of the Company's Directors since February 2000. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm which he founded in June 1999. From June 2000 to September 2001, Mr. Watson also served as acting President and Chief Executive Officer of Valigen, N.V., a European-American life sciences company. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, a pharmaceutical company. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. Mr. Watson's career spanned 33 years with Novartis, having joined Geigy
(UK) Ltd. in 1966. Mr. Watson also currently serves as a director of Engelhard Corporation, as well as a number of privately held biotechnology companies. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University.

Directors Continuing in Office Until the 2004 Annual Meeting

   Gerardo Canet, age 56, has served as one of the Company's Directors since December 1996. Mr. Canet has been President, Chief Executive Officer, and a member of the Board of Directors of IntegraMed America, Inc., a manager of reproductive fertility centers, since 1994. From 1989 to 1994, Mr. Canet held various executive management positions with Curative Health Services, Inc., most recently as Executive Vice President and President of its Wound Care Business Unit. From 1979 to 1989, Mr. Canet held various management positions with Kimberly Quality Care, Inc., a provider of home health care services, most recently as Executive Vice President and Chief Operating Officer. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

   Ralph Shaw, J.D., age 63, has served as one of the Company's Directors since March 1996. Mr. Shaw has been the general partner of Shaw Venture Partners, Shaw Venture Partners II, Shaw Venture Partners III, and

Shaw Venture Partners IV, venture capital firms formed by Mr. Shaw and U.S. Bancorp in 1983, 1989, 1994, and 1995, respectively. In 1980, Mr. Shaw formed Shaw Management Company, an investment counseling firm. Mr. Shaw also currently serves as a director of Schnitzer Steel Industries, Inc. Mr. Shaw received a B.B.A. in Public Accounting from Hofstra University and a J.D. from New York University's School of Law.

   Bogdan Dziurzynski, age 53, has served as one of the Company's Directors since May 2001. Mr. Dziurzynski is currently a consultant in strategic regulatory management to the biotechnology industry. From 1994 to 2001, Mr Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company located in Gaithersburg, Maryland. From 1988 to 1994, Mr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation. Mr. Dziurzynski has a B.A. in Psychology from Rutgers University and an M.B.A. from Seattle University.

Board Committees and Meetings

   During the fiscal year ended December 31, 2001, the Board of Directors held five meetings and acted by unanimous written consent two times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee meets with the Company's independent auditors to discuss the quarterly financial statements and to review the results of the annual audit. The Audit Committee recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Watson (Chairman) and Canet, and Dr. Harris. It met four times during fiscal year 2001. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter which was filed with the Company's proxy statement for the 2001 annual meeting.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to officers and employees under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors. The Compensation Committee members in 2001 were Messrs. Crouse (Chairman), Shaw and Dr. Harris until December when Mr. Watson replaced Dr. Harris. The Compensation Committee is currently composed of Messrs. Crouse (Chairman), Shaw, and Watson. The Compensation Committee met three times in December 2001.

   The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three directors: Messrs. Crouse (Chairman) and Watson, and Dr. Henney. The Nominating Committee, which was formed in December 2000, met once in fiscal year 2001.

   During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors (1)

  Dendreon Corporation Audit Committee Report

   The Audit Committee of Dendreon's Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Douglas Watson (Chairman), Gerardo Canet, and Timothy Harris, Ph.D. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards.

   The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

   Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

   From the members of the Audit Committee of the Board of Directors.

   Douglas Watson (Chairman)
   Gerardo Canet
   Timothy Harris, Ph.D.

--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any filing of the Company under the Securities Exchange Act of 1933 (the "1933 Act") or Securities Exchange Act of 1934 (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

   Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $121,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, Ernst & Young LLP did not bill the Company for any information technology consulting services.

   All Other Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit fees were $24,000. Non-audit services were performed primarily in connection with tax services.

   The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002, by (1) each person or group of affiliated persons known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (2) each director; (3) each executive officer named in the Summary Compensation Table; and (4) all of the Company's directors and executive officers as a group.

                                                                  Beneficial Ownership (1)
                                                                  ------------------------
                                                                     Shares     Percentage
                                                                  Beneficially Beneficially
                        Name and Address                             Owned        Owned
                        ----------------                          ------------ ------------
Vulcan Inc. (2)..................................................  4,083,571       16.3%
 505 Fifth Avenue South, Suite 900
 Seattle, WA 98104

Entities affiliated with HealthCare Ventures LLC (3).............  3,831,821       15.2
 44 Nassau Street
 Princeton, NJ 08542

Vanguard HorizonFunds-Vanguard Capital Opportunity Fund (4)......  1,433,500        5.7
 P.O. Box 2600 VM #V34
 Valley Forge, PA 19482

Christopher S. Henney, Ph.D., D.Sc. (5)..........................    426,255        1.7

David L. Urdal, Ph.D. (6)........................................    388,523        1.6

T. Dennis George, J.D. (7).......................................     49,389          *

Martin A. Simonetti (8)..........................................    112,853          *

Frank H. Valone, M.D. (9)........................................    195,871          *

Ruth Kunath (2)..................................................  4,083,571       16.3

Gerardo Canet (10)...............................................     27,850          *

Timothy Harris, Ph.D. (11).......................................     38,552          *

William Crouse (3)...............................................  3,831,821       15.2

Ralph Shaw, J.D. (12)............................................    686,178        2.7

Douglas Watson (13)..............................................     14,300          *

Bogdan Dziurzynski (14)..........................................      7,500          *

All executive officers and directors as a group (12 persons) (15)  9,862,663       38.5

--------
  *  Represents beneficial ownership of less than 1%.

 (1) Unless otherwise indicated, the address of each of the named individuals is c/o Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock held by them. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of the Company's Common Stock subject to options or warrants that are exercisable or will become exercisable within 60 days of March 1, 2002 are deemed outstanding for the purpose of computing the percentage of ownership of the person or entity holding options or warrants but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of shares beneficially owned is based on 25,016,074 shares of Common Stock outstanding as of March 1, 2002.

 (2) Ms. Kunath, one of the Company's directors, manages the Vulcan Biotechnology Portfolio as an employee of Vulcan Inc. and may be deemed to share voting and investment control over these shares. Ms. Kunath disclaims beneficial ownership of the shares held by Vulcan Inc. except to the extent of her pecuniary interest therein. The shares held by Vulcan Inc. include 2,000 shares held by Ms. Kunath. Vulcan Inc. disclaims beneficial ownership of the shares held by Ms. Kunath. The shares held by Ms. Kunath include 14,850 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (3) Includes 2,423,699 shares and warrants to purchase 84,638 shares held by HealthCare Ventures III, L.P.; 711,745 shares and warrants to purchase 24,855 shares held by HealthCare Ventures IV, L.P.; and 564,384 shares held by HealthCare Ventures V, L.P. Mr. William Crouse, one of the Company's directors, is the Managing Director of HealthCare Ventures LLC, the management company for HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., and HealthCare Ventures V, L.P. and may be deemed to share voting and investment control over these shares. Mr. Crouse disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The shares held by Mr. Crouse include 22,500 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (4) Information based on Schedule 13G dated February 12, 2002 filed with the SEC by Vanguard Horizon Funds--Vanguard Capital Opportunity Fund ("Vanguard"). According to the Schedule 13G, Vanguard, an investment company, had shared dispositive power and sole voting power over all of the shares.

 (5) Includes 115,309 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (6) Includes 262,524 shares held jointly with Shirley G. Urdal and 41,842 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (7) Includes 15,223 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (8) Includes 56,673 shares held jointly with Mary Ann Simonetti, 4,833 shares held for the benefit of Mr. Simonetti's minor child and 21,938 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

 (9) Includes: (a) 7,458 shares held by Judy Valone, Trustee for Frank H. Valone III; (b) 7,780 shares held by Judy Valone, Trustee for Justin Valone; (c) 6,817 shares held by Judy Valone, Trustee for Elizabeth L. Valone; and (d) 143,583 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002. As trustee for Frank H. Valone III, Justin Valone and Elizabeth L. Valone, Ms. Judy Valone, the spouse of Dr. Valone, holds voting and dispositive power over all shares held by the trusts.

(10) Includes 27,850 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

(11) Includes 38,552 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

(12) Includes 663,112 shares held by Shaw Venture Partners III, L.P. and 15,000 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002. Mr. Ralph Shaw is a general partner of Shaw Venture Partner III, L.P. Mr. Shaw disclaims beneficial ownership of the shares held by Shaw Venture Partners III, L.P. except to the extent of his pecuniary interest therein.

(13) Includes 14,300 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

(14) Includes 7,500 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002.

(15) Includes an aggregate of 478,447 shares issuable on exercise of outstanding options exercisable within 60 days of March 1, 2002, as follows: Mr. Crouse 22,500 shares; Ms. Kunath 14,850 shares; Dr. Henney 115,309 shares; Dr. Urdal 41,842 shares; Mr. George 15,223 shares; Mr. Simonetti 21,938 shares; Dr. Valone 143,583 shares; Mr. Canet 27,850 shares; Dr. Harris 38,552 shares; Mr. Shaw 15,000 shares; Mr. Watson 14,300 shares; and Mr. Dziurzynski 7,500 shares. Also includes warrants to purchase an aggregate of 109,493 shares as follows: HealthCare Ventures II L.P. 84,638 shares; HealthCare Ventures IV L.P. 24,855 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

  Cash Compensation.

   Each non-employee director of the Company receives the sum of $12,000 per annum for his or her service on the Board, payable quarterly at the end of each quarter. Mr. Dziurzynski received $11,000 for his service on the Board during the fiscal year ended December 31, 2001. In the fiscal year ended December 31, 2001, the total compensation paid to non-employee directors was $83,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

  Non-Employee Director Stock Option Grants.

   The Company's Amended 2000 Equity Incentive Plan (the "2000 Equity Plan") provides for automatic stock option grants to non-employee directors serving on the Board. Each person who is elected or appointed for the first time to be a non-employee director will receive an initial grant on the date of his or her election or appointment to the Board to purchase 22,500 shares of the Company's Common Stock, 7,500 shares of which shall vest on the date of grant and 7,500 shares of which shall vest on each of the first and second anniversaries of the date of grant. In addition, beginning on the third anniversary of each director's election to the Board, each such director shall automatically receive an annual grant to purchase 7,500 shares of the Company's Common Stock, which shall vest in full upon the date of grant. All options granted to non-employee directors will be granted at the fair market value of the Company's Common Stock on the date of grant.

   The non-employee director stock options have a maximum term of ten years for an initial grant and five years for an annual grant. These options generally must be exercised prior to the earliest of 18 months following the death of the non-employee director, 12 months from the termination of service on the Board by the non-employee director due to a disability, three months from the termination of the service of the non-employee director for any other reason, or upon the expiration of the original term of the stock option.

   Upon some types of changes in control in the Company's ownership, all outstanding stock awards under the 2000 Equity Plan must either be assumed or substituted by the surviving entity. In the event the surviving entity does not assume or substitute the stock awards, then the vesting and exercisability of outstanding awards will accelerate prior to the change in control and the awards will terminate to the extent they are not exercised prior to the change in control. The stock options are not transferable except as otherwise provided in a stock option agreement to the extent permitted by federal securities laws and regulations.

   In May 2001, pursuant to the 2000 Equity Plan, Mr. Canet received an annual stock option grant to purchase 7,500 shares of the Company's Common Stock at an exercise price of $9.40 per share, the fair market value on the date of grant. The option was fully vested and immediately exercisable on the date of grant. Upon joining the Company's Board of Directors in May 2001, Mr. Dziurzynski received an option to purchase 22,500 shares of the Company's Common Stock at an exercise price of $9.90 per share, the fair market value on the date of grant. One-third of the shares were vested and exercisable on the date of grant and the remaining shares vest and become exercisable at the rate of one-third on each of the first and second anniversaries of the date of grant.

Compensation of Executive Officers

  Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001. Collectively, these individuals are referred to as "Named Executive Officers."

                          Summary Compensation Table

                                                               Annual             Long-term
                                                            Compensation     Compensation Awards
                                                           --------------- ---------------------
                                                                           Securities   All other
                                                           Salary   Bonus  Underlying  Compensation
            Name and Principal Position               Year  ($)    ($) (1) Options (#)     ($)
            ---------------------------               ---- ------- ------- ----------- ------------
Christopher S. Henney, Ph.D., D.Sc................... 2001 375,000 168,750        --          --
  Chief Executive Officer and Chairman                2000 315,000 300,000   191,000          --
  of the Board of Directors                           1999 300,000 100,000    65,450          --

David L. Urdal, Ph.D................................. 2001 300,000 108,000        --          --
  President, Chief Scientific Officer and Vice        2000 250,000 200,000   119,000          --
  Chairman of the Board                               1999 240,000  50,000    39,270          --

Frank H. Valone, M.D................................. 2001 250,000  60,000        --          --
  Senior Vice President, Clinical &                   2000 230,000 100,000    66,500          --
  Regulatory Affairs, and Chief Medical Officer (2)   1999 215,000  25,000    16,500      34,424(3)

Martin A. Simonetti.................................. 2001 215,000  58,050        --          --
  Chief Financial Officer, Senior Vice                2000 190,000 100,000    61,000          --
  President, Finance, and Treasurer                   1999 175,000  20,000    88,000      44,107(4)

T. Dennis George, J.D................................ 2001 215,000  58,050        --          --
  Senior Vice President, Corporate                    2000 165,000  80,000    20,000          --
  Affairs, General Counsel and Secretary              1999  15,086      --    44,000          --

--------
(1) Bonuses earned during each fiscal year were paid in January of the following year.
(2) Dr. Valone left his position as an executive officer of the Company on March 15, 2002.
(3) Consists of temporary housing expenses and tax gross up payment.
(4) Consists of relocation expenses and tax gross up payment.

  Stock Option Grants and Exercises

   No options were granted to the Company's Named Executive Officers during fiscal year 2001. No stock appreciation rights were granted in fiscal year 2001. The Company granted options to purchase 466,988 shares of the Company's Common Stock to employees during fiscal year 2001. As of December 31, 2001, options to purchase 2,283,312 shares were outstanding under the 2000 Equity Plan, and options to purchase 613,584 shares remained available for grant. All options were granted at the fair market value on the date of grant as determined under the 2000 Equity Plan.

  Option Exercises and Holdings

   The following table sets forth the number of shares of the Company's Common Stock acquired upon the exercise of stock options by the Named Executive Officers during fiscal year 2001, and the number and value of the shares of the Company's Common Stock underlying unexercised options held by the Named Executive Officers as of December 31, 2001. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options is based on $10.07 less the exercise price, multiplied by the number of shares underlying the option. All options were granted under the Company's 2000 Equity Plan.

                                                   Shares Underlying     Value of the Unexercised
                                                Unexercised Options at    In-the-Money Options at
                         Shares                  December 31, 2001(#)      December 31, 2001($)
                       Acquired on    Value    ------------------------- -------------------------
         Name          Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
         ----          ----------- ----------- ----------- ------------- ----------- -------------
Christopher S. Henney,
  Ph.D., D.Sc.........   37,871     $228,798      89,585      151,121    $  506,993    $494,395
David L. Urdal, Ph.D..   44,354      273,150      26,705       92,781        70,760     313,901
Frank H. Valone, M.D..       --           --     136,364       51,136     1,165,822     117,217
Martin A. Simonetti...   28,417      274,915      18,688       67,062        56,056     265,574
T. Dennis George, J.D.   25,666      294,172       8,667       29,667        33,589     134,349

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

   In October 1998, the Company entered into employment letter agreements with each of Drs. Henney and Urdal. The agreements provide that Dr. Henney will receive an annual base salary of $300,000 and Dr. Urdal will receive an annual base salary of $240,000. Dr. Henney's base salary under the employment letter agreement was subsequently increased by the Compensation Committee to $375,000 and Dr. Urdal's salary was increased by the Compensation Committee to $300,000, for the year ended December 31, 2001. In addition, Dr. Henney, pursuant to the agreement, was granted an option to purchase 44,000 shares of the Company's Common Stock at an exercise price of $0.91 per share, which vests monthly on a pro rata basis over four years, beginning May 1, 1998. Dr. Urdal was granted an option to purchase 16,500 shares of the Company's Common Stock at an exercise price of $0.91 per share, which vests monthly on a pro rata basis over four years, beginning July 1, 1998. Under the agreements, the Company reaffirmed the 1995 grant of options to purchase shares of the Company's Common Stock to Drs. Henney and Urdal at an exercise price of $0.46 per share, all of which have vested and been exercised by Drs. Henney and Urdal at this time. The agreements further provide that the vesting of stock options held by Drs. Henney and Urdal, respectively, will accelerate by one year if Drs. Henney or Urdal are terminated for any reason other than cause.

Report of the Compensation Committee of the Board of Directors(2)

   The Compensation Committee is currently composed of three non-employee directors: Messrs. Crouse (Chairman), Shaw and Watson. The Committee is responsible for establishing the Company's compensation

--------
(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

  Compensation Philosophy

   The goals of the Company's compensation program are to align employee compensation with the Company's business objectives and performance, enable the Company to attract and retain the highest quality executive officers and other employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. The key elements of this philosophy are as follows:

  . The Company pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with those companies and sets its parameters based on this comparison.

  . The Company maintains short and long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives and other employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners as well as employees.

   Base Salary. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers for 2002 were increased between 4% and 13% for fiscal year 2002 compared to fiscal year 2001. The increases were due to the executive officers' and the Company's fiscal year 2001 performance, including, among other things, the progress in the Company's corporate collaborations and clinical trials programs and the need to remain within the range of competitive salaries for comparable companies.

   Near-Term Incentives. In December 2001, the Compensation Committee met and approved cash bonuses for performance for the 2001 fiscal year for all executive officers. The actual cash bonus awarded depends on the achievement of specified goals of the Company and individual performance objectives for each executive officer. Cash bonuses awarded to executive officers for 2001 ranged from 24% to 45% of the executive officers' respective base salaries. The Compensation Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. Amounts reflected as bonuses in the Summary Compensation Table above were paid based on the criteria set forth above.

   Long-Term Incentives. The Company's long-term incentive program for its officers consists of stock option grants pursuant to the Company's 2000 Equity Plan and the opportunity to purchase Common Stock through the 2000 Employee Stock Purchase Plan. Stock options granted to Dendreon's executive officers under the 2000 Equity Plan generally vest over a four-year period to encourage employees to remain with the Company. Through option grants, executives and employees receive significant equity as an incentive to assist the Company in building long-term stockholder value. Stock option grants in the past have been made at an exercise price of 100% of the fair market value of the Company's Common Stock on the date of grant. However, in February 2002, the Compensation Committee awarded stock options grants to the Company's executive officers at an exercise price of $4.95 per share, 134% of the fair market value on the date of grant, as determined under the 2000 Equity Plan. Executive officers receive value from these grants only if the Company's Common Stock appreciates over the long-term. The Compensation Committee does consider the number of options held by executive officers when awarding new grants. No options were granted to the Company's executive officers during fiscal year 2001.

  Corporate Performance and Chief Executive Officer Compensation

   Dr. Henney's base salary during fiscal year 2001 as President and Chief Executive Officer was $375,000. His bonus for the fiscal year was $168,750. Dr. Henney's fiscal year 2001 base salary was determined by the Compensation Committee in accordance with his employment agreement described above and the criteria set forth above for all executive officers. In 2001, the Company achieved several key objectives. These achievements included, among others, the advancement of the Company's clinical trials programs, the expansion of the Company's collaboration with Kirin Brewery Co., Ltd., the progress in Company's collaboration with the R. W. Johnson Pharmaceutical Research Institute, obtaining patent coverage for the gene trp-p8, and the licensing of additional preclinical cancer targets. In February 2002, the Compensation Committee awarded Dr. Henney an option to purchase 50,000 shares of Dendreon's Common Stock, pursuant to the 2000 Equity Plan. The exercise price for the shares subject to the option is $4.95 per share, 134% of the fair market value of the Company's Common Stock on the date of grant. The grant provides that the options will vest in full on January 18, 2003.

  Limitation on Deduction of Compensation Paid to Certain Executive Officers

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code.

   The Compensation Committee has determined that stock options granted under the 2000 Equity Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as performance-based compensation.

  Conclusion

   Through the compensation philosophy described above, a significant portion of the Company's executive compensation program, including Dr. Henney's compensation, is contingent upon Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

   From the members of the Compensation Committee of Dendreon Corporation.

   William Crouse (Chairman)
   Ralph Shaw
   Douglas Watson

Compensation Committee Interlocks and Insider Participation

   As noted above, decisions about executive compensation are made by the Compensation Committee. No member of the Company's Compensation Committee has been an officer or employee of the Company at any time. Christopher S. Henney, Ph.D., D.Sc., the Company's chief executive officer, is a director and in 2001 served on the Compensation Committee of Structural GenomiX, a privately-held company. Timothy Harris, Ph.D., a director of the Company and a member of the Company's Compensation Committee for part of 2001, is president and chief executive officer of Structural GenomiX. No other executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                     PERFORMANCE MEASUREMENT COMPARISON[3]

   The following graph shows the total stockholder return on an investment of $100 in cash on June 16, 2000, the date the Company's Common Stock was first publicly traded, for (i) the Company's Common Stock, (ii) the Nasdaq Biotech Index, and (iii) the Nasdaq Stock Market (US) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2001:

              Comparison of Cumulative Total Return on Investment

                                    [CHART]



                               June 16, 2000 December 31, 2000 December 31, 2001
                               ------------- ----------------- -----------------
Dendreon Corporation..........     $100           $142.98           $95.99
Nasdaq Biotech Index..........     $100           $117.10           $98.13
Nasdaq Stock Market (US) Index     $100           $ 72.49           $57.52

--------
(3) This Section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Certain Transactions

   The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

Other Matters

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: T. Dennis George, Corporate Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121.

                                          By Order of the Board of Directors

                                          /s/ T. Dennis George, J.D.

                                          T. Dennis George, J.D.
                                          Senior Vice President, Corporate
                                            Affairs, General Counsel and
                                            Secretary

April 16, 2002

                              DENDREON CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002

     The undersigned hereby appoints T. Dennis George and Martin A. Simonetti, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dendreon Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dendreon Corporation to be held at 3005 First Avenue, Seattle, Washington on Wednesday, May 15, 2002 at 10:00 A.M. (local time), and at any and all postponements, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

          You can now access your Dendreon Corporation account online.

          Access your Dendreon Corporation shareholder account online via Investor ServiceDirect/SM/(ISD)

Mellon Investor Services LLC agent for Dendreon Corporation Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     . View account status
     . View certificate history
     . View book-entry information
     . View payment history for dividends
     . Make address changes
     . Obtain a duplicate 1099 tax form
     . Establish/change your PIN

                 Visit the web at http://www.mellon-investor.com
                then follow the instructions shown on this page.

Step 1: First time - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions on the web page screen. You will also need your Social Security Number (SSN) to do this.

Investor ServiceDirect/SM/ is currently only available for domestic individual and joint accounts.

.. Enter SSN
.. Enter PIN
.. Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

To access your account enter your:

.. SSN
.. PIN
.. Then click on the Submit button

If you have more than one account, select the appropriate account and continue.

Step 3: Account Status Screen

You are ready to access your account information. Click on the appropriate button to view or initiate transactions.

.. Certificate History
.. Book-Entry Information
.. Issue Certificate
.. Payment History
.. Address Change
.. Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                      9am-7pm Monday-Friday Eastern Time.

                                                                Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example.

Management recommends a vote for the nominees for director listed below.

Proposal 1: To elect three directors to hold office until the 2005 Annual
            Meeting of Stockholders.

                 FOR all nominees
               listed below (except         WITHHOLD AUTHORITY
                as indicated to the      to vote for all nominees
                  contrary below)              listed below
                      [_]                          [_]

Nominees: 01 William Crouse, 02 Timothy Harris, 03 Ruth Kunath

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

-----------------------------------------------

-----------------------------------------------

Management recommends a vote for Proposal 2.

Proposal 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

                      FOR     AGAINST     ABSTAIN
                      [_]       [_]         [_]

                                       Please vote, date and promptly return
                                       this proxy in the enclosed return
                                       envelope which is postage prepaid if
                                       mailed in the United States.

Signature(s)                                      Dated
             ----------------------------------         ------------------------
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrator, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
               . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet or telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet

                           http://www.eproxy.com/dndn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.dendreon.com